UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 1, 2019
Date of Report (Date of earliest event reported)
Frank’s International N.V.
(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Mastenmakersweg 1 1786 PB Den Helder, The Netherlands
(Address of principal executive offices)

+31 (0)22 367 0000
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, €0.01 par value	“FI”	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

During 2018, changes to the Frank's International N.V. (the “Company”) organizational structure were internally announced. These changes allow each segment to operate as an “independent” business in order to drive accountability and streamline decision-making while leveraging the advantages of the Company’s global infrastructure. During the first quarter of 2019, the Company’s chief operating decision maker (“CODM”) changed the information he regularly reviews to allocate resources and assess performance and the Company accordingly realigned its reporting segments into three reportable segments: Tubular Running Services (“TRS”) segment, Tubulars segment and Cementing Equipment (“CE”) segment. The TRS segment represents the prior International Services and U.S. Services segments, as well as the costs associated with manufacturing the TRS equipment. Corporate costs that were previously included in the International Services and U.S. Services segments are now included in a separate Corporate component. The Tubulars segment represents the prior Tubular Sales segment and the drilling tools business which was previously included within the International Services and U.S. Services segments, less costs associated with TRS equipment manufacturing. The CE segment is comprised of the prior Blackhawk segment. Further, regional support costs that were previously included in the International Services and U.S. Services segments are now allocated amongst the three current segments, generally based on revenue or headcount.  As a result, beginning with the press release announcing the Company’s first quarter of 2019 results and its Quarterly Report on Form 10-Q for the three months ended March 31, 2019, the Company will report its financial performance based on this new reportable segment structure.

In addition, as part of the change in reportable segments, the Company also changed the classification of certain costs within the consolidated statements of operations to reflect a change in presentation of the information used by the Company’s CODM. Historically, and through December 31, 2018, certain direct and indirect costs related to operations were classified and reported as general and administrative expenses (“G&A”) and manufacturing costs were classified as cost of revenues, products (“COR – Products”). The historical classification was consistent with the information used by the CODM to assess the performance of the Company’s segments and make resource allocation decisions. As part of the change in reportable segments, and to provide the CODM with additional oversight over costs that directly support operations versus costs that are more general and administrative in nature, certain costs previously classified as G&A have been reclassified as cost of revenues – services (“COR – Services”). In addition, manufacturing costs previously classified as COR – Products have been reclassified to COR – Services as a result of the change in segment reporting.

See Exhibit 99.1 for more details about the new segment structure and recast quarterly segment financial results.

The information in this Item 7.01 and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description of the Exhibit
99.1	Frank's International Reporting Segment Presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANK'S INTERNATIONAL N.V.

Date: May 1, 2019	By:	/s/ Kyle McClure
Kyle McClure
Senior Vice President and Chief Financial Officer